Exhibit 99.1

Great Elm Group Reports Fiscal 2025 Fourth Quarter

and Full Year Financial Results

– Record Fourth Quarter Net Income from Continuing Operations of $15.7 Million –

– Book Value Per Share of $2.651 as of June 30, 2025, Up 24% from Prior-Year End –

– Over $100 Million of Recent Capital Raises in our Credit and Real Estate Products Position Company to Drive Continued Growth –

Company to Host Conference Call at 8:30 a.m. ET on September 3, 2025

PALM BEACH GARDENS, Florida, September 2, 2025 – Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal fourth quarter and year ended June 30, 2025.

Management Commentary

Jason Reese, Chief Executive Officer of the Company stated, “Fiscal 2025 was the strongest operating year in our history, with outstanding performance across all areas of our business. We meaningfully increased fee revenue, driven by substantial growth in both management and incentive fees from GECC. GECC delivered exceptional performance, resulting in an increased quarterly distribution and significant growth in Fee-Paying Assets Under Management. In our real estate business, the February launch of Monomoy Construction Services added an accretive, new revenue stream and rounded out our fully integrated real estate platform. Additionally, our CoreWeave-related investment generated strong year-to-date returns, underscoring our ability to leverage our balance sheet and strategic relationships to source unique, high-value investment opportunities.”

“In July, we announced a transformational partnership with Kennedy Lewis Investment Management, a leading institutional alternative investment firm with over $30 billion in assets under management, including a public REIT. Kennedy Lewis’s investment in both Great Elm common stock and Monomoy REIT reflects deep alignment with our strategy, confidence in our growth trajectory, and a shared conviction in the value we are creating for shareholders. This transaction provides up to $150 million of leverageable capital to Monomoy REIT, accelerating the expansion of our real estate platform. It marks a major milestone for us, enabling us to grow our end-to-end real estate solutions from acquisition through development and management.

“Finally, we recently announced another milestone investment from Woodstead and the appointment of Booker Smith to our Board of Directors. This transaction not only strengthens our balance sheet with $9 million of new growth capital, but also aligns us with another highly regarded institutional partner whose expertise spans our core verticals. Combined with the $15 million equity investment from Booker Smith in GECC, these transactions reinforce investor confidence in our platform and expand our resources to grow assets under management and fee revenue. Looking ahead, we are well-positioned to capitalize on attractive opportunities across all of our businesses and deliver sustained, long-term value for our shareholders.”

Fiscal Fourth Quarter 2025 and Recent Highlights

•
Net income from continuing operations was $15.7 million for the fourth quarter, compared to net loss of ($0.6) million in the prior-year period.
o
Increase in net income was primarily driven by unrealized gains attributable to GEG’s CoreWeave-related investment (NASDAQ: CRWV), sourced via a strategic relationship, and GECC stock price appreciation.
o
Operationally, net income increased due to growth in FPAUM as well as record management and incentive fees paid by GECC.
•
Adjusted EBITDA for the fourth quarter was $1.5 million, compared to $1.2 million in the prior-year period.
•
Total revenue for the fourth quarter was $5.6 million, compared to $8.9 million for the prior-year period.
o
The prior-year period included $6.6 million in revenue recognized from the sale of the first Monomoy BTS, Corp. (“MBTS”) build-to-suit development property.
o
Excluding this transaction, revenue growth over the prior-year period was over 140%, primarily driven by:
▪
Record management and incentive fees paid by Great Elm Capital Corp. (“GECC”) totaling $3.8 million, up approximately 253% from $1.1 million in the prior-year period, due to growth in fee-paying assets under management (“FPAUM”) and strong GECC investment performance.
▪
Construction fee revenue of $0.5 million contributed from Monomoy Construction Services, LLC (“MCS”), our new construction subsidiary launched in February 2025.
•
As of June 30, 2025, GEG had approximately $31 million of cash and marketable securities on its balance sheet to support growth initiatives across its alternative asset management platform.
•
GEG’s Board of Directors authorized an additional $5 million of stock repurchases in July 2025, bringing the total stock repurchase program to $25 million with remaining capacity of approximately $15.7 million.
o
Through September 1, 2025, Great Elm has repurchased approximately 5.1 million shares for $9.3 million, at an average price of $1.85 per share, through its share repurchase program.
o
Book value per share was $2.651 as of June 30, 2025, up 24% from prior year end.
•
In July 2025, Great Elm announced a transformative strategic partnership with Kennedy Lewis Investment Management (“KLIM”) to accelerate our industrial outdoor storage (“IOS”) focused real estate platform expansion. As part of the transaction, KLIM:
o
Purchased 4.9% of GEG outstanding common stock at a market price of $2.11 per share;
o
Provided up to $150 million in term loans to Monomoy REIT, with $100 million drawn at closing, as part of strategic financing to accelerate growth across the Monomoy industrial real estate platform subsidiaries, now consolidated under Great Elm Real Estate Ventures, LLC (“Real Estate Ventures”); and
o
Appointed Board representatives to both Great Elm and Monomoy Properties REIT, LLC (“Monomoy REIT”), demonstrating its commitment as a long-term partner.
•
In August 2025, Great Elm announced two strategic investments and a new Board member, providing new growth capital to GEG and GECC along with expertise across our core alternative credit and real estate verticals. Highlights of the transactions include:
o
Woodstead Value Fund, L.P. (“Woodstead”) purchased 4.0 million shares of newly issued common stock of GEG at a price of $2.25 per share for gross proceeds of $9.0 million.
o
Booker Smith appointed to the GEG Board, bringing deep credit and real estate expertise.
o
Separately, GECC sold 1.3 million newly-issued shares of its common stock to an affiliate of Booker Smith, representing 9.9% of GECC’s outstanding common stock, at $11.65 per share for gross proceeds of $15.0 million.

Full Fiscal Year 2025 Highlights

•
Total revenue for fiscal 2025 was $16.3 million, compared to $17.8 million for fiscal 2024.
o
Fiscal 2024 included $6.6 million in revenue recognized from the sale of an MBTS development property as compared to $1.2 million in fiscal 2025.
o
Excluding the sale, total revenue grew 35% over the prior-year period, from $11.2 million to $15.1 million, primarily due to the following:

▪
Including property management fees, management fee revenue grew 17% year-over-year, from $7.2 million in the prior-year period to $8.4 million in fiscal 2025, due to an increase in FPAUM from GECC capital raises.
▪
Increase in incentive fees collected by Great Elm, totaling approximately $4.1 million for the fiscal year ended June 30, 2025, representing a 52% increase from the prior-year period due to record performance from GECC.
▪
Construction fees represented a new revenue stream in fiscal 2025, adding $0.9 million in revenue from MCS.
•
GEG’s FPAUM and assets under management (“AUM”), as of June 30, 2025, totaled approximately $553 million and $759 million, respectively.
o
FPAUM and AUM grew 5% and 4%, respectively, compared to June 30, 2024, due to GECC capital raises.
o
GECC raised approximately $76.6 million of new capital, including $13.2 million of equity at Net Asset Value (“NAV”), during the fiscal year ended June 30, 2025, and launched a $100 million At-the-Market equity program, providing additional capital flexibility.
•
Net income from continuing operations for the fiscal year was $15.6 million, compared to net loss from continuing operations of ($0.9) million in the prior-year period.
o
Increase in net income primarily driven by unrealized gains on GEG’s CoreWeave-related investment and appreciation related to our investments in special purpose vehicles (“SPVs”).
•
Adjusted EBITDA of $4.3 million for the fiscal year ended June 30, 2025, compared to $4.8 million in fiscal 2024.
•
In February 2025, Great Elm acquired the assets of Greenfield CRE and formed MCS, combining the assets of Greenfield CRE and the assets of Monomoy BTS Construction Management. With the launch of MCS, Great Elm completed its full-service, end-to-end real estate platform under the Monomoy brand.
•
MBTS completed development of its second property and continued development of both its third and fourth properties during the fiscal year ended June 30, 2025, while maintaining a deep project pipeline.

GEG Managed Vehicle Highlights

•
Great Elm Real Estate Ventures, a new entity formed through the KLIM strategic partnership, consolidates Great Elm’s three real estate subsidiaries under a single entity. These subsidiaries include:
o
Monomoy CRE, LLC, an asset manager, including manager of Monomoy REIT;
o
Monomoy BTS, Corp., a build-to-suit development arm; and
o
Monomoy Construction Services, LLC, a full-service procurement and construction manager.
•
Real Estate Ventures will operate as a comprehensive, vertically integrated real estate enterprise serving the IOS sector.
•
MCS completed its first full quarter of operations, adding $0.5 million to total revenue for the fiscal fourth quarter and $0.9 million for full fiscal year 2025.
•
GECC delivered a strong quarter ended June 30, 2025, generating record Total Investment Income (“TII”), with Net Investment Income in excess of its recently increased quarterly distribution.
o
TII of $14.3 million for the quarter ended June 30, 2025, was the highest in GECC’s history, driven by cash flows from its growing CLO platform and income from new investments.
o
Cash income generation in the quarter ended June 30, 2025, was also the highest in GECC’s history, with cash income comprising over 90% of TII.
•
Great Elm Credit Income Fund delivered a strong return of approximately 21.0%, net of fees, for the first half of the calendar year ended June 30, 2025, and 12.1%, net of fees, for the calendar year ended December 31, 20242.

Strategic Partnership with Kennedy Lewis Investment Management

In July 2025, Great Elm announced a transformational strategic partnership with KLIM, an institutional alternative investment firm with over $30 billion in assets under management, including a publicly traded REIT focused on land banking (Millrose Properties, Inc.). Under the terms of the transaction, KLIM purchased 4.9% of Great Elm’s common stock at a price of $2.11 per share and is providing up to $150 million in leverageable capital to Monomoy REIT that will support continued growth across Great Elm’s real estate platform. KLIM appointed representatives to the Boards of both

Great Elm and Monomoy REIT and holds a 15% profits interest (which may be increased to 20% under certain circumstances) in the newly formed Real Estate Ventures, which consolidates Great Elm’s real estate subsidiaries.

Strategic Investments and New GEG Board Member

In August 2025, Great Elm announced a $9.0 million strategic investment from Woodstead. The fund purchased 4.0 million newly issued shares of GEG common stock at a price of $2.25 per share and received long-term warrants for up to 2.0 million additional shares, aligning its interests with shareholders. Concurrently, Booker Smith, a seasoned investor in credit and real estate, joined the Company’s Board of Directors, bringing valuable expertise to support Great Elm’s key verticals.

In a separate transaction, GECC issued 1.3 million shares to an affiliate of Booker Smith at $11.65 per share for $15.0 million of equity capital.

Fiscal 2025 Earnings and Strategic Investment Conference Call & Webcast Information

When: Wednesday, September 3, 2025, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (877) 407-0752; international callers should dial +1 (201) 389-0912. Participants should enter the Conference ID 13750803 if asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call, can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial outdoor storage (“IOS”) focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income from continuing operations.

Endnotes

1 Amount excludes Consolidated Funds; book value per share as of June 30, 2025, pro forma for the July 2025 KLIM transaction and August 2025 Woodstead transaction, was $2.58, before transaction fees and expenses.

2 Assumes distributions reinvested, net of founder’s class fees and expenses. Performance results should not be regarded as final until audited financial statements are issued covering the period shown. Past performance is no guarantee of future results. This press release does not constitute an offer to sell or a solicitation of an offer to buy interests in any investment vehicle managed by Great Elm or its affiliates. Any such offer or solicitation will only be made pursuant to the applicable offering documents for such investment vehicle.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets

Dollar amounts in thousands (except per share data)

ASSETS	June 30, 2025	June 30, 2024
Current assets
Cash and cash equivalents	$30,603	$48,147
Restricted cash	-	1,571
Receivables from managed funds	8,331	2,259
Investments in marketable securities	-	9,929
Investments, at fair value	60,614	44,585
Prepaid and other current assets	2,803	1,215
Real estate assets, net	9,085	5,769
Related party loan receivable	8,000	-
Assets of Consolidated Funds:
Cash and cash equivalents	3,907	2,371
Investments, at fair value	14,327	11,471
Other assets	227	253
Total current assets	137,897	127,570
Identifiable intangible assets, net	12,009	11,037
Goodwill	440	-
Right-of-use assets	1,603	225
Other assets	1,988	1,614
Total assets	$153,937	$140,446
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,026	$317
Accrued expenses and other current liabilities	7,707	7,009
Current portion of related party payables	258	634
Current portion of lease liabilities	355	137
Liabilities of Consolidated Funds:
Payable for securities purchased	96	100
Accrued expenses and other liabilities	172	162
Total current liabilities	9,614	8,359
Lease liabilities, net of current portion	1,260	57
Long-term debt (face value $26,945)	26,373	26,090
Convertible notes (face value $35,063 and $35,494, including $16,993 and $16,174 held by related parties, respectively)	34,602	34,900
Other liabilities	1,422	845
Total liabilities	73,271	70,251
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 27,630,305 shares issued and 26,552,948 outstanding at June 30, 2025; and 31,875,285 shares issued and 30,494,448 outstanding at June 30, 2024	25	30
Additional paid-in-capital	3,310,356	3,315,638
Accumulated deficit	(3,240,063)	(3,252,954)
Total Great Elm Group, Inc. stockholders' equity	70,318	62,714
Non-controlling interests	10,348	7,481
Total stockholders' equity	80,666	70,195
Total liabilities and stockholders' equity	$153,937	$140,446

Great Elm Group, Inc.

Condensed Consolidated Statements of Operations

Amounts in thousands (except per share data)

	For the three months ended June 30,		For the twelve months ended June 30,
	2025	2024	2025	2024
Revenues	$5,608	$8,918	$16,316	$17,834
Cost of revenues	-	5,526	1,082	5,526
Operating costs and expenses:
Investment management expenses	4,820	2,997	15,342	11,331
Depreciation and amortization	331	271	1,249	1,108
Selling, general and administrative	1,913	1,916	6,587	7,654
Expenses of Consolidated Funds	19	31	59	53
Total operating costs and expenses	7,083	5,215	23,237	20,146
Operating loss	(1,475)	(1,823)	(8,003)	(7,838)
Dividends and interest income	1,451	1,640	6,057	8,057
Net realized and unrealized gain	13,087	477	16,854	2,212
Net realized and unrealized gain on investments of Consolidated Funds	3,411	(12)	3,322	233
Interest and other income of Consolidated Funds	395	378	1,563	829
Interest expense	(1,060)	(1,137)	(4,157)	(4,334)
(Loss) income before income taxes from continuing operations	15,809	(477)	15,636	(841)
Income tax benefit (expense)	(86)	(101)	(86)	(101)
Net (loss) income from continuing operations	15,723	(578)	15,550	(942)
Discontinued operations:
Net income from discontinued operations	-	-	-	16
Net (loss) income	$15,723	$(578)	$15,550	$(926)
Less: net income attributable to non-controlling interest, continuing operations	2,150	134	2,659	462
Net (loss) income attributable to Great Elm Group, Inc.	$13,573	$(712)	$12,891	$(1,388)
Net (loss) income attributable to shareholders per share
Basic	$0.51	$(0.02)	$0.47	$(0.05)
Diluted	0.37	(0.02)	0.38	(0.05)
Weighted average shares outstanding
Basic	26,562	30,318	27,642	29,962
Diluted	37,737	30,318	38,817	29,962

Great Elm Group, Inc.

Reconciliation from Net Income (Loss) from Continuing Operations to Adjusted EBITDA

Dollar amounts in thousands

	Three months ended June 30,		Twelve months ended June 30,
(in thousands)	2025	2024	2025	2024
Net income (loss) from continuing operations - GAAP	$15,723	$(578)	$15,550	$(942)
Interest expense	1,060	1,137	4,157	4,334
Income tax expense	86	101	86	101
Depreciation and amortization	331	271	1,249	1,108
Non-cash compensation	782	688	3,450	3,112
(Gain) loss on investments	(16,498)	(465)	(20,176)	(2,445)
Change in contingent consideration	-	20	(6)	(498)
Adjusted EBITDA	$1,484	$1,174	$4,310	$4,770